Exhibit 5

November 7, 2011

Hornbeck Offshore Services, Inc.

103 Northpark Blvd., Suite 300

Covington, LA 70447

Ladies and Gentlemen:

We have acted as counsel for Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of an indeterminate amount of shares of the Company’s common stock, $.01 par value (the “Common Stock”). Prospectus provides that it will be supplemented by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed issuance and sale of the Common Stock, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Second Restated Certificate of Incorporation and Fourth Restated By-laws, each as amended to date; and (iii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Common Stock offered thereby; (iii) the Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) there will be sufficient shares of Common Stock authorized under the Company’s Second Restated Certificate of Incorporation and not otherwise reserved for issuance.

Based upon the foregoing, we are of the opinion that:

1. The Company is validly existing as a corporation under the laws of the State of Delaware.

2. All requisite action necessary to make any shares of Common Stock being issued, validly issued, fully paid and nonassessable will have been taken when:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

Hornbeck Offshore Services, Inc.

November 7, 2011

b. Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Except as otherwise stated below, the opinions expressed herein are based upon, and limited to, the laws of the state of Texas and of the United States and the Delaware General Corporation Law. The reference and limitation to “Delaware General Corporation Law” includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We do not undertake to provide any opinion as to any matter or to advise any person with respect to any events or changes occurring subsequent to the date of this letter.

The opinions expressed in this letter are provided as legal opinions only and not as any guarantees or warranties of the matters discussed herein, and such opinions are strictly limited to the matters stated herein, and no other opinions may be implied therefrom.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winstead PC
WINSTEAD PC